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                             [Letterhead of KPMG]

                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Metris Companies Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Metris Companies Inc. of our report dated January 19, 2000, relating to the consolidated balance sheets of Metris Companies Inc. and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999.


/s/ KPMG LLP

Minneapolis, Minnesota
December 6, 2000